UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2007
OCEANIC EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08521	84-0591071

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7800 East Dorado Place, Suite 250, Englewood, Colorado 80111

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (303) 220-8330
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure, Election or Appointment of Directors or Officers
On March 5, 2007 the Board of the Directors (the Board) of Oceanic Exploration Company (Oceanic) increased the number of directors from five to six as allowed by the corporate bylaws. The Board then elected Stephen M. Duncan to serve as a director, until such time as his successor is duly elected and qualified.
During the last five years, Mr. Duncan has served as the Director of the Institute for Homeland Security Studies at the National Defense University in Washington, D.C. and provided consulting services in national/homeland security matters. Mr. Duncan is also a member of the Board of General Atomic Technologies Corporation in San Diego, California.
Mr. Duncan will receive the standard compensation of $6,000 per year provided to nonemployee directors who are not officers of the Company and will be reimbursed for reasonable out-of-pocket expenses he incurs in connection with these duties.

Oceanic Exploration Company
March 9, 2007	/s/ Courtney Cowgill
CFO/Corporate Treasurer